Exhibit 99.1
The Priceline Group Reports Financial Results for 1st Quarter 2015
NORWALK, CT – May 7, 2015. . . The Priceline Group Inc. (NASDAQ: PCLN) today reported its 1st quarter 2015 financial results. First quarter gross travel bookings for The Priceline Group (the "Group"), which refers to the total dollar value, generally inclusive of all taxes and fees, of all travel services purchased by its customers, were $13.8 billion, an increase of 12% over a year ago (approximately 26% on a constant currency basis).
The Group's gross profit for the 1st quarter was $1.7 billion, a 19% increase from the prior year (approximately 32% on a constant currency basis). International operations contributed gross profit in the 1st quarter of $1.4 billion, a 16% increase versus a year ago (approximately 30% on a constant currency basis). The Group had GAAP net income applicable to common shareholders for the 1st quarter of $333 million, or $6.36 per diluted share, which compares to $331 million or $6.25 per diluted share, in the same period a year ago.
Non-GAAP net income in the 1st quarter was $429 million, a 3% increase versus the prior year. Non-GAAP net income was $8.12 per diluted share, compared to $7.81 per diluted share a year ago. FactSet consensus for the 1st quarter 2015 was $7.72 per diluted share. Adjusted EBITDA for the 1st quarter 2015 was $532 million, an increase of 4% over a year ago. The section below entitled "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
“The Priceline Group is off to a strong start in 2015 with accelerating growth in room nights and rental car days booked,” said Darren Huston, President and CEO of The Priceline Group. “Globally, our brands booked over 100 million room nights for the first time during a quarter.  International gross bookings growth accelerated to 29% on a constant currency basis in the 1st quarter.  Booking.com continues to extend its lead as the world’s largest brand for booking accommodations, with over 635,000 hotels and other accommodations on the platform, up 40% over last year.  Our rental car business grew rental car days by 18% over the 1st quarter of last year, an acceleration from 16% in the 4th quarter.”
Looking forward, Mr. Huston said: “Our brands executed well in the quarter, delivering strong performance on both the top and bottom line, while making smart and sustainable investments to support future growth.  We will continue to focus relentlessly on execution at all of our brands and earn our customers' loyalty by delivering winning experiences across desktop, tablet and mobile platforms.”
The Priceline Group said it was targeting the following for 2nd quarter 2015:

•	Year-over-year increase in total gross travel bookings of approximately 0% - 7% (an increase of approximately 15% - 22% on a constant currency basis).

•	Year-over-year increase in international gross travel bookings of approximately 0% - 7% (an increase of approximately 17% - 24% on a constant currency basis).

•	Year-over-year increase in U.S. gross travel bookings of approximately 0% - 5%.

•	Year-over-year increase in revenue of approximately 0% - 7%.

•	Year-over-year increase in gross profit of approximately 1% - 8% (an increase of approximately 17% - 24% on a constant currency basis).

•	Adjusted EBITDA of approximately $715 million to $765 million.

•	Non-GAAP net income per diluted share between $10.95 and $11.75.

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Non-GAAP guidance for the 2nd quarter 2015:

•	excludes non-cash amortization expense of intangibles,

•	excludes non-cash stock-based employee compensation expense,

•	excludes non-cash interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment, if any, related to cash settled convertible debt,

•
excludes the impact, if any, of significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings,

•	excludes significant costs related to acquisitions,

•	excludes non-cash income tax expense and reflects the impact on income taxes of certain of the non-GAAP adjustments, and

•	includes the dilutive impact of unvested restricted stock units and performance share units because non-GAAP net income has been adjusted to exclude stock-based employee compensation.
The Priceline Group highlighted that its forecast assumes currency exchange rates of $1.12 per Euro and $1.51 per British Pound for the remainder of the quarter, which results in average exchange rates for the quarter that would be 19% weaker for the Euro and 11% weaker for the British Pound as compared to the prior year. Therefore, currency exchange rates are expected to significantly reduce the Company's growth rates expressed in U.S. dollars.
In addition to the adjustments above, adjusted EBITDA excludes depreciation and amortization expense, interest income, interest expense and income taxes and includes the impact of foreign currency transactions and other expenses.
When aggregated, the non-GAAP adjustments are expected to increase adjusted EBITDA over GAAP net income by approximately $260 million in the 2nd quarter 2015. In addition, the non-GAAP adjustments are expected to increase non-GAAP net income over GAAP net income by approximately $115 million in the 2nd quarter 2015. The Group estimates GAAP net income per diluted share between $8.85 and $9.65 for the 2nd quarter 2015.

Information About Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements reflect the views of the Group's management regarding current expectations and projections about future events and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, "may," "will," "should," "could," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements.
The following factors, among others, could cause the Group's actual results to differ materially from those described in the forward-looking statements:
-- adverse changes in general market conditions for leisure and other travel services;
-- the effects of increased competition;
-- fluctuations in foreign exchange rates and other risks associated with doing business in multiple currencies;
-- our ability to expand successfully in international markets;
-- our online advertising efficiency;
-- any change by a major search engine in how it presents travel search results or conducts its auction for search placement in a manner that is competitively disadvantageous to us;
-- adverse changes in the Group's relationships with travel service providers;
-- systems-related failures and/or security breaches;
-- the ability to attract and retain qualified personnel; and

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-- tax, legal and regulatory risks.
For a detailed discussion of these and other factors that could cause the Group's actual results to differ materially from those described in the forward-looking statements, please refer to the Group's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, the Group undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense and is adjusted to exclude stock-based employee compensation expense, gains and losses on early debt extinguishment, significant charges or benefits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings and significant acquisition costs.
Non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share are "non-GAAP financial measures," as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The Group believes that non-GAAP gross profit, adjusted EBITDA, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share that exclude certain non-cash or non-recurring income or expense items are useful for analysts and investors to evaluate the Group's on-going performance because they provide a useful comparison of the Group's projected cash earnings and performance with its historical results from prior periods and to those of its competitors (though competitors may calculate similar non-GAAP financial measures differently than those calculated by the Group). These non-GAAP metrics, in particular adjusted EBITDA, non-GAAP operating income, and non-GAAP net income are not intended to represent funds available for the Group's discretionary use and are not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP financial information for the three months ended March 31, 2015 and 2014 are adjusted for the following items:

•	Amortization expense of intangibles is excluded because it does not impact cash earnings.

•	Stock-based employee compensation expense is excluded because it does not impact cash earnings and is reflected in earnings per share through increased share count.

•	Interest expense related to the amortization of debt discount and gains or losses on early debt extinguishment related to convertible debt are excluded because they are non-cash in nature.

•
Significant charges or credits associated with judgments, rulings and/or settlements related to travel transaction tax (e.g., hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, including the reversal of previously accrued travel transaction taxes (including estimated interest and penalties) of $16.4 million recorded in the 1st quarter of 2015 related to a favorable ruling in the State of Hawaii, are excluded because the amount and timing of these items are unpredictable, are not driven by core operating results and render comparisons with prior periods less meaningful. No such charges or credits were excluded in the three months ended March 31, 2014.

•
Income tax expense is adjusted for the tax impact of certain of the non-GAAP adjustments described above and to exclude tax expense recorded where no actual tax payments are owed because of available net operating loss carryforwards.

•	For calculating non-GAAP net income per share:

◦	net income is adjusted for the impact of the non-GAAP adjustments described above; and

◦
additional unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based employee compensation expense.

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The presentation of this financial information should not be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States. The attached financial and statistical supplement reconciles non-GAAP financial information with the Group's financial results under GAAP.
About The Priceline Group
The Priceline Group Inc. (NASDAQ: PCLN) is a leading provider of online travel and travel related reservation and search services, provided to consumers and local partners in over 200 countries through six primary brands: Booking.com, priceline.com, KAYAK, agoda.com, rentalcars.com and OpenTable.
For more information, visit pricelinegroup.com.

###
For Press Information: Leslie Cafferty (203) 299-8128 leslie.cafferty@pricelinegroup.com
For Investor Relations: Matthew Tynan (203) 299-8487 matt.tynan@pricelinegroup.com

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The Priceline Group Inc. UNAUDITED CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,255,814	$3,148,651
Restricted cash	863	843
Short-term investments	1,379,641	1,142,182
Accounts receivable, net of allowance for doubtful accounts of $15,656 and $14,212, respectively	706,776	643,894
Prepaid expenses and other current assets	487,285	178,050
Deferred income taxes	137,102	153,754
Total current assets	5,967,481	5,267,374
Property and equipment, net	214,863	198,953
Intangible assets, net	2,282,347	2,334,761
Goodwill	3,327,784	3,326,474
Long-term investments	4,973,644	3,755,653
Other assets	76,373	57,348
Total assets	$16,842,492	$14,940,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$567,322	$281,480
Accrued expenses and other current liabilities	610,764	600,758
Deferred merchant bookings	525,148	460,558
Convertible debt	—	37,195
Total current liabilities	1,703,234	1,379,991
Deferred income taxes	1,072,038	1,040,260
Other long-term liabilities	132,987	103,533
Long-term debt	5,304,108	3,849,756
Total liabilities	8,212,367	6,373,540

Convertible debt	—	329

Stockholders' equity:
Common stock, $0.008 par value; authorized 1,000,000,000 shares, 61,974,020 and 61,821,097 shares issued, respectively	481	480
Treasury stock, 10,139,421 and 9,888,024 shares, respectively	(3,046,203)	(2,737,585)
Additional paid-in capital	4,926,560	4,923,196
Accumulated earnings	6,973,832	6,640,505
Accumulated other comprehensive loss	(224,545)	(259,902)
Total stockholders' equity	8,630,125	8,566,694
Total liabilities and stockholders' equity	$16,842,492	$14,940,563

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
Agency revenues	$1,199,348	$1,041,144
Merchant revenues	494,675	526,998
Advertising and other revenues	146,671	73,660
Total revenues	1,840,694	1,641,802
Cost of revenues	168,458	235,331
Gross profit	1,672,236	1,406,471
Operating expenses:
Advertising — Online	643,216	520,848
Advertising — Offline	63,582	53,474
Sales and marketing	81,944	64,311
Personnel, including stock-based compensation of $54,008 and $38,803, respectively	258,984	194,531
General and administrative	100,178	72,981
Information technology	25,361	23,224
Depreciation and amortization	65,002	38,376
Total operating expenses	1,238,267	967,745
Operating income	433,969	438,726
Other income (expense):
Interest income	11,596	1,041
Interest expense	(33,479)	(17,745)
Foreign currency transactions and other	(4,843)	(5,969)
Total other income (expense)	(26,726)	(22,673)
Earnings before income taxes	407,243	416,053
Income tax expense	73,916	84,835
Net income	$333,327	$331,218
Net income applicable to common stockholders per basic common share	$6.42	$6.35
Weighted-average number of basic common shares outstanding	51,909	52,153
Net income applicable to common stockholders per diluted common share	$6.36	$6.25
Weighted-average number of diluted common shares outstanding	52,406	53,018

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The Priceline Group Inc. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Three Months Ended March 31,
	2015	2014
OPERATING ACTIVITIES:
Net income	$333,327	$331,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,674	15,552
Amortization	43,328	22,824
Provision for uncollectible accounts, net	9,021	3,671
Deferred income taxes	(35,172)	8,828
Stock-based compensation expense and other stock-based payments	54,533	39,412
Amortization of debt issuance costs	1,543	1,346
Amortization of debt discount	16,691	12,412
Loss on early extinguishment of debt	3	3,396
Changes in assets and liabilities:
Accounts receivable	(120,593)	(94,156)
Prepaid expenses and other current assets	(292,668)	(317,812)
Accounts payable, accrued expenses and other current liabilities	201,215	147,608
Other	(23,919)	2,705
Net cash provided by operating activities	208,983	177,004
INVESTING ACTIVITIES:
Purchase of investments	(1,969,292)	(2,612,047)
Proceeds from sale of investments	880,774	2,652,013
Additions to property and equipment	(31,263)	(29,731)
Acquisitions and other investments, net of cash acquired	(26,162)	(2,633)
Proceeds from foreign currency contracts	453,818	—
Payments on foreign currency contracts	(448,640)	(43,380)
Change in restricted cash	(55)	(5,077)
Net cash used in investing activities	(1,140,820)	(40,855)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	1,619,951	—
Payment of debt issuance costs	(8,064)	—
Payments related to conversion of senior notes	(147,629)	(58,449)
Repurchase of common stock	(308,618)	(96,660)
Proceeds from exercise of stock options	9,070	7,693
Excess tax benefits on stock-based compensation	49,538	5,499
Net cash provided by (used in) financing activities	1,214,248	(141,917)
Effect of exchange rate changes on cash and cash equivalents	(175,248)	3,924
Net increase (decrease) in cash and cash equivalents	107,163	(1,844)
Cash and cash equivalents, beginning of period	3,148,651	1,289,994
Cash and cash equivalents, end of period	$3,255,814	$1,288,150
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$379,603	$367,160
Cash paid during the period for interest	$10,841	$5,821
Non-cash investing activity for contingent consideration	$9,170	$—

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT		Three Months Ended March 31,
		2015	2014

	GAAP Gross profit	$1,672,236	$1,406,471

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—

	Non-GAAP Gross profit	$1,655,832	$1,406,471

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME		Three Months Ended March 31,
		2015	2014

	GAAP Operating income	$433,969	$438,726

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—
(b)	Stock-based employee compensation	54,008	38,803
(c)	Amortization of intangible assets	43,328	22,824

	Non-GAAP Operating income	$514,901	$500,353

	Non-GAAP Operating income as a % of Non-GAAP Gross profit	31.1%	35.6%

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Three Months Ended March 31,
		2015	2014

	GAAP Net income applicable to common stockholders	$333,327	$331,218

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—
(b)	Stock-based employee compensation	54,008	38,803
(d)	Depreciation and amortization	65,002	38,376
(e)	Interest income	(11,596)	(1,041)
(e)	Interest expense	33,479	17,745
(f)	Loss on early extinguishment of debt	3	3,396
(g)	Income tax expense	73,916	84,835

	Adjusted EBITDA	$531,735	$513,332

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The Priceline Group Inc. UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (In thousands, except per share data)

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME		Three Months Ended March 31,
		2015	2014

	GAAP Net income applicable to common stockholders	$333,327	$331,218

(a)	Adjustment to exclude favorable impact of travel transaction tax judgments, rulings and settlements	(16,404)	—
(b)	Stock-based employee compensation	54,008	38,803
(c)	Amortization of intangible assets	43,328	22,824
(f)	Debt discount amortization related to convertible debt	15,775	11,758
(f)	Loss on early extinguishment of debt	3	3,396
(h)	Adjustments for the tax impact of certain of the Non-GAAP adjustments and to exclude non-cash income taxes	(1,510)	8,479
	Non-GAAP Net income applicable to common stockholders	$428,527	$416,478

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2015	2014

	GAAP weighted-average number of diluted common shares outstanding	52,406	53,018
(i)	Adjustment for unvested restricted stock units and performance share units	388	307
	Non-GAAP weighted-average number of diluted common shares outstanding	52,794	53,325
	Net income applicable to common stockholders per diluted common share
	GAAP	$6.36	$6.25
	Non-GAAP	$8.12	$7.81

(a)	Adjustment for travel transaction taxes (including estimated interest and penalties), related to a favorable ruling in the State of Hawaii is recorded in Cost of revenues.
(b)	Stock-based employee compensation is recorded in Personnel expense.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization.
(d)	Depreciation and amortization are excluded from Net income to calculate Adjusted EBITDA.
(e)	Interest income and Interest expense are excluded from Net income to calculate Adjusted EBITDA.
(f)	Non-cash interest expense related to the amortization of debt discount and loss on early debt extinguishment are recorded in Interest expense and Foreign currency transactions and other, respectively.
(g)	Income tax expense is excluded from Net income to calculate Adjusted EBITDA.
(h)	Adjustments for the tax impact of certain of the non-GAAP adjustments and to exclude non-cash income taxes.
(i)
Additional shares related to unvested restricted stock units and performance share units are included in the calculation of non-GAAP net income per share because non-GAAP net income has been adjusted to exclude stock-based compensation expense.

For a more detailed discussion of the adjustments described above, please see the section in our press release entitled "Non-GAAP Financial Measures" which provides a definition and information about the use of non-GAAP financial measures.

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The Priceline Group Inc. Statistical Data In millions (Unaudited)

Gross Bookings	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15
International	$7,783	$8,579	$9,179	$7,758	$10,643	$11,682	$12,080	$9,233	$12,104
U.S.	1,370	1,538	1,586	1,379	1,637	1,856	1,743	1,426	1,672
Total	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775

Agency	$7,648	$8,425	$9,023	$7,576	$10,516	$11,581	$11,821	$8,974	$11,908
Merchant	1,505	1,692	1,742	1,562	1,764	1,957	2,002	1,685	1,867
Total	$9,153	$10,118	$10,765	$9,138	$12,280	$13,538	$13,823	$10,659	$13,775

Year/Year Growth
International	42.8%	44.1%	41.8%	41.2%	36.8%	36.2%	31.6%	19.0%	13.7%
excluding F/X impact	43%	44%	41%	42%	38%	35%	32%	27%	29%
U.S.	8.7%	11.7%	16.7%	26.5%	19.5%	20.6%	9.9%	3.4%	2.1%

Agency	38.3%	39.7%	40.5%	42.9%	37.5%	37.4%	31.0%	18.5%	13.2%
Merchant	27.1%	30.3%	23.7%	21.8%	17.2%	15.7%	15.0%	7.9%	5.8%

Total	36.4%	38.0%	37.5%	38.8%	34.2%	33.8%	28.4%	16.7%	12.2%
excluding F/X impact	37%	38%	36%	39%	35%	32%	29%	23%	26%

Units Sold	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15
Hotel Room-Nights	63.2	69.4	74.8	63.1	83.4	89.6	94.8	78.2	104.6
Year/Year Growth	37.7%	38.2%	35.6%	36.5%	32.0%	29.2%	26.7%	24.0%	25.4%

Rental Car Days	9.9	12.5	12.0	9.5	12.3	14.3	14.2	11.0	14.6
Year/Year Growth	43.3%	46.3%	27.5%	32.3%	24.6%	14.4%	18.1%	16.1%	18.0%

Airline Tickets	1.7	1.7	1.8	1.8	2.0	2.1	2.0	1.7	2.0
Year/Year Growth	1.4%	1.8%	8.6%	28.1%	22.6%	22.3%	8.0%	(4.0)%	(3.2)%

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14	1Q15
Revenue	$1,302.0	$1,680.2	$2,269.9	$1,541.2	$1,641.8	$2,123.6	$2,836.5	$1,840.1	$1,840.7
Year/Year Growth	25.5%	26.6%	33.0%	29.4%	26.1%	26.4%	25.0%	19.4%	12.1%

Gross Profit	$1,009.7	$1,383.9	$1,989.1	$1,333.3	$1,406.5	$1,883.0	$2,620.0	$1,674.7	$1,672.2
Year/Year Growth	35.8%	37.8%	42.4%	41.9%	39.3%	36.1%	31.7%	25.6%	18.9%

Amounts may not total due to rounding.

Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers. International gross bookings consist of the gross bookings of Booking.com, agoda.com and rentalcars.com, in each case regardless of where the consumer is resident, from where the consumer makes a reservation or where the travel service is provided.

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